Exhibit 99.1

TTM Technologies, Inc., Q2’22	Contact:
Sameer Desai,
Vice President, Corporate
Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

TTM Technologies, Inc. Reports Fiscal Second Quarter 2022 Results

Santa Ana, CA – August 3, 2022– TTM Technologies, Inc. (NASDAQ: TTMI), a leading global manufacturer of technology solutions including engineered systems, radio frequency (“RF”) components and RF microwave/microelectronic assemblies, and printed circuit boards (“PCB”), today reported results for the second quarter fiscal 2022, which ended on July 4, 2022.

Second Quarter 2022 Highlights

•	Net sales were $625.6 million

•	GAAP net income of $27.8 million, or $0.27 per diluted share

•	Non-GAAP net income was $55.3 million, or $0.54 per diluted share

•	Operating cash flow of $79.3 million; free cash flow of $52.9 million.

•	Completed the acquisition of Telephonics on June 27th, 2022

•	Broke ground on manufacturing plant in Malaysia

•	Completed $100 million stock buy-back program

Second Quarter 2022 GAAP Financial Results

Net sales for the second quarter of 2022 were $625.6 million, compared to $567.4 million in the second quarter of 2021.

GAAP operating income for the second quarter of 2022 was $37.2 million. This compares to GAAP operating income of $40.9 million in the second quarter of 2021.

GAAP net income for the second quarter of 2022 was $27.8 million, or $0.27 per diluted share, compared to GAAP net income of $28.3 million, or $0.26 per diluted share in the second quarter of 2021.

As the Telephonics acquisition closed near the end of second quarter, its contributions to the results for the quarter were immaterial.

Second Quarter 2022 Non-GAAP Financial Results

On a non-GAAP basis, net income for the second quarter of 2022 was $55.3 million, or $0.54 per diluted share. This compares to non-GAAP net income of $40.0 million, or $0.36 per diluted share, for the second quarter of 2021.

Adjusted EBITDA in the second quarter of 2022 was $96.9 million compared to adjusted EBITDA of $75.6 million for the second quarter of 2021.

“In the second quarter, TTM delivered robust growth in revenues and non-GAAP earnings, both well above the high end of the guided range,” said Tom Edman, CEO of TTM. “We saw a significant improvement in both operating margins and cash flow in the quarter. The outperformance was driven by strength in our commercial end markets, improved product mix, and productivity improvements in North America.”

“We also took a major step to advance our strategy of differentiation with the closing of the acquisition of Telephonics Corporation,” continued Mr. Edman. “This provides TTM with engineered system-level solutions for the Aerospace and Defense end market and expands our capabilities and service offerings while moving TTM further up the value chain. Post this transaction, which was entirely funded from balance sheet cash, our net leverage stands at a healthy 2.2x. Going forward, the Aerospace and Defense end market will represent approximately 40% of our revenues, providing growth and stability and reduced sensitivity to business cycles across the TTM portfolio. Finally, we broke ground on a new manufacturing facility in Malaysia which enables TTM to offer our customers a regional alternative for high volume, high layer count PCBs to meet their supply chain resiliency requirements.”

TTM Technologies, Inc., Q2’22	Contact:
Sameer Desai,
Vice President, Corporate
Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

Business Outlook

TTM estimates that revenue for the third quarter of 2022 will be in the range of $655 million to $695 million, and non-GAAP net income will be in the range of $0.41 to $0.47 per diluted share. This guidance includes a full quarter of revenue and profit from the acquisition of Telephonics that closed at the end of our second quarter.

Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss second quarter 2022 results and the third quarter 2022 outlook on Wednesday, August 3rd, 2022 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Telephone access is available by dialing domestic 888-220-8451 or international 323-794-2588 (ID 1990598). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology solutions including engineered systems, RF components and RF microwave/microelectronic assemblies, and quick-turn and technologically advanced PCBs. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

The preliminary financial results included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-K may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of COVID-19, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

TTM Technologies, Inc., Q2’22	Contact:
Sameer Desai,
Vice President, Corporate
Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP is not available without unreasonable effort and has not been provided.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Second Quarter		First Two Quarters
	2022	2021	2022	2021
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Net sales	$625,550	$567,383	$1,206,810	$1,093,815
Cost of goods sold	508,477	467,473	998,814	912,305

Gross profit	117,073	99,910	207,996	181,510

Operating expenses:
Selling and marketing	17,557	14,605	35,829	30,887
General and administrative	48,350	30,634	81,120	58,929
Research and development	5,233	4,182	10,788	8,652
Amortization of definite-lived intangibles	8,275	9,042	16,549	18,563
Restructuring charges	456	559	640	3,791

Total operating expenses	79,871	59,022	144,926	120,822

Operating income	37,202	40,888	63,070	60,688
Interest expense	(10,711)	(11,079)	(22,072)	(22,468)
Loss on extinguishment of debt	—	—	—	(15,217)
Other, net	7,638	306	9,608	2,813

Income before income taxes	34,129	30,115	50,606	25,816
Income tax provision	(6,337)	(1,854)	(5,568)	(747)

Net income	$27,792	$28,261	$45,038	$25,069

Earnings per share:
Basic	$0.27	$0.26	$0.44	$0.23
Diluted	0.27	0.26	0.43	0.23
Weighted-average shares used in computing per share amounts:
Basic	101,270	107,148	101,941	106,987
Diluted	103,221	109,795	103,762	109,250
Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:
Weighted-average shares outstanding	101,270	107,148	101,941	106,987
Dilutive effect of warrants	—	802	3	401
Dilutive effect of performance-based stock units, restricted stock units & stock options	1,951	1,845	1,818	1,862

Diluted shares	103,221	109,795	103,762	109,250

SELECTED BALANCE SHEET DATA
	July 4, 2022	January 3, 2022
Cash and cash equivalents, including restricted cash	$266,546	$537,678
Accounts and notes receivable, net	474,829	386,347
Contract assets	376,367	324,862
Inventories	209,960	127,612
Total current assets	1,380,883	1,407,413
Property, plant and equipment, net	748,439	665,755
Operating lease right of use asset	22,618	20,802
Other non-current assets	1,062,711	931,577
Total assets	3,214,651	3,025,547
Accounts payable	$425,135	$361,484
Total current liabilities	722,309	558,148
Debt, net of discount	928,605	927,818
Total long-term liabilities	1,018,262	1,011,982
Total equity	1,474,080	1,455,417
Total liabilities and equity	3,214,651	3,025,547

SUPPLEMENTAL DATA

	Second Quarter		First Two Quarters
	2022	2021	2022	2021
Gross margin	18.7%	17.6%	17.2%	16.6%
Operating margin	5.9%	7.2%	5.2%	5.5%

End Market Breakdown:
	Second Quarter
	2022	2021
Aerospace/Defense	30%	33%
Automotive	18%	18%
Data Center Computing	17%	14%
Medical/Industrial/Instrumentation	21%	19%
Networking/Communications	14%	15%
Other	0%	1%

Stock-based Compensation:
	Second Quarter
	2022	2021
Amount included in:
Cost of goods sold	$1,172	$861
Selling and marketing	620	442
General and administrative	2,396	2,015
Research and development	239	32

Total stock-based compensation expense	$4,427	$3,350

Operating Segment Data:
	Second Quarter
Net sales:	2022	2021
PCB	$609,429	$553,480
RF&S Components	16,121	13,903

Total net sales	$625,550	$567,383

Operating segment income:
PCB	$91,908	$73,055
RF&S Components	6,678	4,730
Corporate & Other[1]	(51,726)	(26,472)

Total operating segment income	46,860	51,313
Amortization of definite-lived intangibles	(9,658)	(10,425)

Total operating income	37,202	40,888
Total other expense	(3,073)	(10,773)

Income before income taxes	$34,129	$30,115

RECONCILIATIONS[2]
	Second Quarter		First Two Quarters
	2022	2021	2022	2021
Non-GAAP gross profit reconciliation[3]:
GAAP gross profit	$117,073	$99,910	$207,996	$181,510
Add back item:
Amortization of definite-lived intangibles	1,383	1,383	2,767	2,767
Accelerated depreciation	105	—	105	—
Stock-based compensation	1,172	861	2,448	2,026
Unrealized loss (gain) on commodity hedge	5,210	(99)	3,807	(99)
Restructuring and other charges	—	—	—	254

Non-GAAP gross profit	$124,943	$102,055	$217,123	$186,458

Non-GAAP gross margin	20.0%	18.0%	18.0%	17.0%
Non-GAAP operating income reconciliation[4]:	57,329
GAAP operating income	$37,202	$40,888	$63,070	$60,688
Add back items:
Amortization of definite-lived intangibles	9,658	10,425	19,316	21,330
Accelerated depreciation	105	—	105	—
Stock-based compensation	4,427	3,350	8,661	7,559
Gain on sale of assets	—	(11)	—	(421)
Unrealized loss (gain) on commodity hedge	5,210	(99)	3,807	(99)
Restructuring, acquisition-related and other charges	11,012	566	12,150	3,851

Non-GAAP operating income	$67,614	$55,119	$107,109	$92,908

Non-GAAP operating margin	10.8%	9.7%	8.9%	8.5%
Non-GAAP net income and EPS reconciliation[5]:
GAAP net income	$27,792	$28,261	$45,038	$25,069
Add back items:
Amortization of definite-lived intangibles	9,658	10,425	19,316	21,330
Accelerated depreciation	105	—	105	—
Stock-based compensation	4,427	3,350	8,661	7,559
Non-cash interest expense	537	536	1,069	1,073
Gain on sale of assets	—	(11)	(827)	(991)
Change in fair value of warrant liabilities	—	(1,027)	(99)	(1,199)
Loss on extinguishment of debt	—	—	—	15,217
Unrealized loss (gain) on commodity hedge	5,210	(99)	3,807	(99)
Restructuring, acquisition-related and other charges	11,012	566	12,150	3,851
Income taxes[6]	(3,424)	(1,958)	(8,650)	(6,509)

Non-GAAP net income	$55,317	$40,043	$80,570	$65,301

Non-GAAP earnings per diluted share	$0.54	$0.36	$0.78	$0.60

Adjusted EBITDA reconciliation[7]:
GAAP net income	$27,792	$28,261	$45,038	$25,069
Add back items:
Income tax provision	6,337	1,854	5,568	747
Interest expense	10,711	11,079	22,072	22,468
Amortization of definite-lived intangibles	9,658	10,425	19,316	21,330
Depreciation expense	21,789	21,241	43,289	42,717
Stock-based compensation	4,427	3,350	8,661	7,559
Gain on sale of assets	—	(11)	(827)	(991)
Change in fair value of warrant liabilities	—	(1,027)	(99)	(1,199)
Loss on extinguishment of debt	—	—	—	15,217
Unrealized loss (gain) on commodity hedge	5,210	(99)	3,807	(99)
Restructuring, acquisition-related and other charges	11,012	566	12,150	3,851

Adjusted EBITDA	$96,936	$75,639	$158,975	$136,669

Adjusted EBITDA margin	15.5%	13.3%	13.2%	12.5%
Free cash flow reconciliation:
Operating cash flow	$79,317	$56,909	$115,308	$98,054
Capital expenditures, net	(26,394)	(22,727)	(49,814)	(43,693)

Free cash flow	$52,923	$34,182	$65,494	$54,361

[1]	Other represents the Shanghai E-MS and Shenzhen plant results.
[2]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[3]

Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, accelerated depreciation, stock-based compensation expense, unrealized loss (gain) on commodity hedge, restructuring and other charges.

[4]

Non-GAAP operating income and operating margin measures exclude amortization of intangibles, accelerated depreciation, stock-based compensation expense, gain on sale of assets, unrealized loss (gain) on commodity hedge, restructuring, acquisition-related costs, and other charges.

[5]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, accelerated depreciation, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, change in fair value of warrant liabilities, loss on extinguishment of debt, unrealized loss (gain) on commodity hedge, restructuring, acquisition-related costs, and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[6]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.
[7]

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, change in fair value of warrant liabilities, loss on extinguishment of debt, unrealized loss (gain) on commodity hedge, restructuring, acquisition-related costs, and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.